Metropolitan Bank Holding Corp. Appoints Anthony J. Fabiano Chief Financial Officer

NEW YORK, June 4, 2018 – Metropolitan Bank Holding Corp. (NYSE: MCB) ("Metropolitan" or the "Company"), the holding company for Metropolitan Commercial Bank (the "Bank"), today announced that the Company has appointed Anthony J. Fabiano as Chief Financial Officer, effective immediately. He will report to Mark DeFazio, President and Chief Executive Officer, and will be responsible for accounting, financial reporting, investor relations, tax and capital planning.

Mr. Fabiano brings more than 34 years of experience across a broad range of finance, accounting and management disciplines, primarily in the banking sector. Most recently, he was President, Chief Operating Officer and a member of the Board of Directors at Hudson City Bancorp, based in Paramus, New Jersey. In this role, Mr. Fabiano oversaw all operating departments, led the development of Hudson City's strategic plan and served in leadership roles on various committees, including Asset/Liability, Enterprise Risk Management, Asset Quality, Disclosure and IT Governance.  Mr. Fabiano also served as Hudson City's Principal Accounting Officer.

"Tony is a highly accomplished executive with a broad base of proven skills across finance, strategy, operations, risk management and accounting, as well as decades of experience in the New York metropolitan region banking market," said CEO Mark DeFazio. "We are excited that Tony is joining our team as we continue to drive growth, profitability and shareholder value."

"I am delighted to join Metropolitan and help support its continued growth as a relationship-driven bank that combines personal service with a suite of products and services that match those of its largest competitors," said Mr. Fabiano. "Metropolitan has a strong, differentiated business model and a great team."

Prior to Hudson City, Mr. Fabiano was Senior Vice President, Chief Financial Officer and Corporate Secretary at Sound Federal Bancorp, where he was responsible for accounting, financial reporting and budgeting, and played broad leadership roles in capital raises, retail branch network expansion, an acquisition and the sale of the company. Before that, he served as Senior Vice President and Chief Financial Officer at MSB Bancorp. Mr. Fabiano received a B.S. in Accounting from Manhattan College, and graduated with honors from the National School of Banking. He is also a Member of the American Institute of Certified Public Accountants and New York State Society of Certified Public Accountants.

About Metropolitan Bank Holding Corporation
Metropolitan Bank Holding Corp. (NYSE: MCB) is the holding company for Metropolitan Commercial Bank®, The Entrepreneurial Bank. The Bank provides a broad range of business, commercial and personal banking products and services to small and middle-market businesses, public entities and affluent individuals in the New York metropolitan area. Founded in 1999, the Bank is headquartered in New York City and operates five locations in Manhattan, Brooklyn and Great Neck, Long Island. The Bank is also an active issuer of debit cards for third-party debit card programs. Metropolitan Commercial Bank is a New York State chartered commercial bank, an FDIC member and an equal opportunity lender. For more information, please visit www.metropolitanbankny.com.

Forward Looking Statement Disclaimer
This release contains certain "forward-looking statements" about the Company which, to the extent applicable, are intended to be covered by the safe harbor for forward-looking statements provided under Federal securities laws and, regardless of such coverage, you are cautioned about. Examples of forward-looking statements include but are not limited to the Company's financial condition and capital ratios, results of operations and the Company's outlook and business. Forward-looking statements are not historical facts. Such statements may be identified by the use of such words as "may", "believe", "expect", "anticipate", "plan", "continue", or similar terminology. These statements relate to future events or our future financial performance and involve risks and uncertainties that may cause our actual results, levels of activity, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we caution you not to place undue reliance on these forward-looking statements. Factors which may cause our forward-looking statements to be materially inaccurate include, but are not limited to, an unexpected deterioration in our loan portfolio, unexpected increases in our expenses, greater than anticipated growth, unanticipated regulatory action, unexpected changes in interest rates, an unanticipated loss of key personnel, an unanticipated loss of existing customers, competition from other institutions resulting in unanticipated changes in our loan or deposit rates, unanticipated increases in Federal Deposit Insurance Corporation costs and unanticipated adverse changes in our customers' economic conditions or economic conditions in our local area in general.

Forward-looking statements speak only as of the date of this release. We do not undertake any obligation to update or revise any forward-looking statement, whether the result of new information, future events or otherwise.

Contacts
Investor Relations
Metropolitan Bank Holding Corp.
212-365-6721
IR@MetropolitanBankNY.com
or
Media
Sard Verbinnen & Co
Paul Scarpetta/Liz Zale
212-687-8080
MCB-SVC@sardverb.com